SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) February 4, 1997


                           FLEET FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


                                  RHODE ISLAND
                 (State or other jurisdiction of incorporation)


       1-6366                                         05-0341324
   (Commission File Number)                   (IRS Employer Identification No.)


                      One Federal Street, Boston, MA 02110
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 617-292-2000



          (Former name or former address, if changed since last report)

Item 5.  Other Events.

     Pursuant to the terms and subject to the conditions set forth in a Prospectus dated December 30, 1996 and accompanying Letters of Transmittal (which together constituted the "Offer"), Fleet Financial Group, Inc. ("Fleet") and Fleet Capital Trust I, a Delaware statutory business trust (the "Trust"), offered to exchange 8.00% Trust Originated Preferred Securities SM ("TOPrSSM") (the "Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust, for any and all of Fleet's depositary shares ("Depositary Shares"), each representing a 1/10 interest in a share of Series V 7.25% Perpetual Preferred Stock, not owned by Fleet. The Offer expired on January 30, 1997. Prior to the expiration of the Offer, 3,349,905 of the 11,000,000 Depositary Shares outstanding and not owned by Fleet were validly tendered and accepted for exchange, resulting in the Trust issuing 3,349,905 Preferred Securities on February 4, 1997, to the holders of Depositary Shares tendered.

     Fleet owns all of the Common Securities (the "Common Securities," and together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust. Upon an event of default under the Trust's Amended and Restated Declaration of Trust (the "Declaration"), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments of distributions and payments upon redemption, liquidation and otherwise. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in $86,338,075 principal amount of 8.00% Junior Subordinated Debentures due 2027 (the "Junior Subordinated Debentures") of Fleet. The Junior Subordinated Debentures will mature on February 15, 2027, which may be (i) shortened to a date not earlier than April 15, 2001 or (ii) extended to a date not later than February 15, 2046 (such date, as so shortened or extended, the "Stated Maturity"), in each case subject to satisfying certain conditions, including, in the event of a shortening of the maturity date, the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), if such approval is then required under applicable law, rules, guidelines or policies.

     The Preferred Securities and Junior Subordinated Debentures were registered under a Registration Statement on Form S-4 (No. 333-16001) filed with the Securities and Exchange Commission (the "Registration Statement").

     Holders of the Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 8.00% of the liquidation amount of $25 per Preferred Security, accruing from January 31, 1997 and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing March 31, 1997 ("distributions"), subject to any Extension Periods (as defined herein). In addition, holders of the Preferred Securities will be entitled to an additional cash distribution at the rate of 7.25% per annum of the liquidation amount thereof from January 15, 1997 through the Expiration Date ("Pre-Issuance Interest") in lieu of dividends accumulating and unpaid from January 15, 1997 on their Depositary Shares accepted for exchange, such additional distribution to be made on March 31, 1997 to holders of Preferred Securities on the record date for such distribution. The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities are guaranteed by Fleet (the "Guarantee"). The Guarantee covers payments of distributions and other payments on the Preferred Securities if and to the extent that the Trust has funds available therefor, which will not be the case unless Fleet has made a payment of interest or principal or other payments on the Junior Subordinated Debentures held by the Trust as its sole asset. The Guarantee, when taken together with Fleet's obligations under the Junior Subordinated Debentures and the related Indenture and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Preferred Securities.

     The obligations of Fleet under the Guarantee are subordinate and junior in right of payment to all other liabilities of Fleet and rank pari passu with the most senior preferred stock issued, from time to time, if any, by Fleet. The obligations of Fleet under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness and Other Financial Obligations (each as defined in the Registration Statement) of Fleet, which aggregated approximately $4.0 billion (holding company only) at September 30, 1996, and rank pari passu with Fleet's other general unsecured creditors. In addition, because Fleet is a holding company, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of Fleet's subsidiaries, including depositors.

     With the exception of Pre-Issuance Interest, so long as Fleet shall not be in default in the payment of interest on the Junior Subordinated Debentures, Fleet has the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period on the Junior Subordinated Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period"), provided that an Extension Period may not extend beyond the Stated Maturity of the Junior Subordinated Debentures. If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate of 8.00% percent per annum compounded quarterly, and during any Extension Period, holders of Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures.

     The Trust Securities will be subject to mandatory redemption (i) in whole but not in part, on the Stated Maturity upon repayment of the Junior Subordinated Debentures, at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debentures, (ii) in whole but not in part, prior to April 15, 2001, contemporaneously with the optional prepayment by Fleet of the Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined in the Registration Statement), at a redemption price equal to the Special Event Prepayment Price (as defined herein), and (iii) in whole or in part, on or after April 15, 2001, contemporaneously with the optional prepayment by Fleet of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined herein).

     The Junior Subordinated Debentures will be prepayable prior to the Stated Maturity at the option of Fleet (i) at any time prior to April 15, 2001, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to 104% of the principal amount thereof from the Expiration Date through April 14, 1998, declining ratably on each April 15 thereafter to 100% on or after April 15, 2001, or (ii) on or after April 15, 2001, in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to 100% of the principal amount thereof, plus, in either case, accrued interest thereon to the date of prepayment.

     Fleet will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Any such redemption or distribution of the Junior Subordinated Debentures may require the prior approval of the Federal Reserve Board, if such approval is then required under applicable law, rules, guidelines or policies. In the event of the involuntary or voluntary dissolution, winding-up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities.

Item 7.  Financial Statements and Exhibits.

                The following exhibits are filed as part of this report:

   Item 601
Exhibit Table
  Reference                 Exhibit Title

     1 Dealer Manager Agreement dated December 30, 1996 by and among Fleet, the Trust and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc.

     4(a) Amended and Restated Declaration of Trust of Fleet Capital Trust I dated February 4, 1997 between Fleet and The First National Bank of Chicago, as Trustee.

     4(b) Indenture dated December 11, 1996 between Fleet and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4(b) to Fleet's Form 8-K dated December 11, 1996).

     4(c) Second Supplemental Indenture dated February 4, 1997 between Fleet and The First National Bank of Chicago, as Trustee.

     4(d)      Form of Preferred Security (included in Exhibit 4(a)).

     4(e)      Form of Junior Subordinated Debenture (included in Exhibit 4(c)).

     4(f) Preferred Securities Guarantee dated February 4, 1997 between Fleet and The First National Bank of Chicago, as Trustee.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                   FLEET FINANCIAL GROUP, INC.




                                   By: /s/William C. Mutterperl
                                       -----------------------------------------
                                          William C. Mutterperl
                                          Senior Vice President, Secretary
                                            and General Counsel


Date:  February 11, 1997